                                                                      EXHIBIT 21

                                                                            JURISDICTION OF
                       SUBSIDIARIES OF REGISTRANT                            INCORPORATION
-------------------------------------------------------------------------  ------------------
Plamex, S.A..............................................................  Mexico
Plantronics A.G.........................................................  Cham, Switzerland
Plantronics Holdings Limited*............................................  Canada
Plantronics Canada Limited(1)............................................  Canada
Plantronics GmbH(2)......................................................  Germany
Plantronics Limited(2)..................................................  England
Plantronics Acoustics Italia S.r.l.(2)..................................  Italy
Plantronics France S.A.R.L.(3)...........................................  France
Plantronics B.V.(1)......................................................  Netherlands
Plantronics International do Brasil LTDA(4)..............................  Brazil
Pacific Plantronics, Inc.(1)*............................................  California
Frederick Electronics Corporation*.......................................  Maryland
Emtel, S.A.(1)*..........................................................  Mexico
Plantronics K.K.(4)......................................................  Japan
Plantronics Pty Limited..................................................  Australia

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*   Inactive

(1) 100% owned by Plantronics Holdings Limited, except for qualifying shares, if any.

(2) 100% owned by Plantronics, A.G., except for qualifying shares, if any.

(3) 100% owned by Plantronics Limited, except for qualifying shares, if any.

(4) 99% owned by Plantronics, Inc. and 1% owned by Plantronics B.V.